Exhibit 10.35.1

AMENDMENT NO. 1 TO

CONSULTING SERVICES AGREEMENT

This Amendment No.1 (“Amendment”) to that certain Consulting Services Agreement, dated as of March 1, 2006, by and among ICO and the Consultant (“Agreement”) is made as of the 1st day of March, 2007 (“Effective Date”) by and among ICO Global Communications (Holdings) Limited, a Delaware corporation (“ICO”), and R. Gerard Salemme (“Consultant”), (ICO and the Consultant, each a “Party” and collectively, the “Parties”).  Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

In consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.               Amendment to Section III Compensation.  Section III, Paragraph 1 of Agreement is hereby amended and restated in its entirety to read as follows:

“III.     COMPENSATION

1.           Service Fees.  ICO shall, during the Term of this Agreement, pay to Consultant as basic compensation for the Services (the “Service Fee(s)”) of $13,750 per month.”

2.               Continuing Effect. With the exception of this Amendment, the remaining provisions of the Agreement remain unchanged.

* * * *

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ICO Global Communications (Holdings) Limited	R. Gerard Salemme

/s/ J. Timothy Bryan	/s/ R. Gerard Salemme
By: J. Timothy Bryan
Its: Chief Executive Officer